SECURITIES AND EXCHANGE COMMISSION

    Washington, D.C. 20549

    FORM 8-K

    CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): January 17, 2000 (January 17, 2000)


    HUDSON'S GRILL OF AMERICA, INC.
    (Exact name of Registrant as specified in its Charter)

    California
    (State or other jurisdiction of incorporation)


    0-13642
    (Commission or File Number)


    95-3477313
    (IRS Employer Identification Number)


    16970 Dallas Parkway, Suite 402, Dallas, Texas 75248
    (Address of Principal Executive Offices)


    Registrant's telephone number, including area code:
    (972) 931-9237


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    Item 5.  Other Events.

    Hudson's Grill of America, Inc. (the "Company"), a California corporation based in Dallas, Texas, announced that it had entered into discussions with the major creditors of one of its subsidiaries, Hudson's Grill of Richardson, Inc.("HGR"), to sell the subsidiary to them. The Company offered to sell all of its stock in HGR to Clifford J. Osborn and David L. Osborn; the Osborns loaned HGR most of the money that was needed to construct and open the restaurant operated by HGR in Dallas (Richardson), Texas.

     Discussions are continuing with the Osborns.

    Item 7.  Exhibits.

         1. Press Release dated January 17, 2000, regarding discussions to sell the Company's Richardson restaurant to David
L. Osborn and Clifford J. Osborn.

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    SIGNATURES

         Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date: January 17, 2000

                               HUDSON'S GRILL OF AMERICA, INC.
                               Registrant



                               s/s Robert W. Fischer
                               Robert W. Fischer

    f\sec\000117.O01

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